UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

March 28, 2003

YAK COMMUNICATIONS (USA), INC.

(Exact name of registrant as specified in its charter)

Florida	0-33471	98-0203422
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

55 Town Centre Court, Suite 610
Toronto, Ontario, Canada	M1P 4X4
(Address of principal executive offices)	(Zip Code)

(416) 296-7111

(Registrant’s telephone number including area code)

Item 5. Other Events

On March 28, 2003, the Company purchased 3,838,491 shares of the common stock of Odyssey Management Group, Inc., a Nevada corporation (“Odyssey”) pursuant to a Stock Purchase Agreement. A copy of the Stock Purchase Agreement is included in this report as Exhibit 99.1. The purchase price for the Odyssey shares was $500,000.00 and was paid as follows: (a) $174,291.00, representing amounts previously advanced by the Company to Odyssey, were credited against the purchase price; and (b) the Company delivered a promissory note executed in favor of Odyssey in the principal amount of $325,709.00. In addition to the purchase of the Odyssey shares, the Company was granted an option to purchase up to 31% of the then-outstanding shares of common stock of Odyssey (the “Option”). The purchase price for the shares subject to the Option is the “fair market value” of such shares, and the Option is exercisable through March 28, 2005.

Charles Zwebner, our Chairman and President, is a principal shareholder and director of Odyssey.

Item 7. Financial Statements and Exhibits

(c	)	Exhibits

Exhibit 99.1 – Stock Purchase Agreement, dated as of March 28, 2003, by and between Yak Communications (USA), Inc. and Odyssey Management Group, Inc.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YAK COMMUNICATIONS (USA), INC.

April 14, 2003	By:	/s/ CHARLES ZWEBNER
Charles Zwebner, President and Chief Financial Officer

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EXHIBIT INDEX

Exhibit	Description of Document

99.1	Stock Purchase Agreement, dated as of March 28, 2003, by and between Yak Communications (USA), Inc. and Odyssey Management Group, Inc.

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